Exhibit 10.1

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 4 to Loan and Security Agreement (this “Amendment”) is dated as of February 6, 2012 (the “Amendment 4 Date”), and is entered into by and between Adept Technology, Inc., a Delaware corporation (the “Borrower”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals

A.
Borrower and Bank have entered into that certain Loan and Security Agreement dated as of May 1, 2009 (as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of June 15, 2010, Amendment No. 2 to Loan and Security Agreement dated as of December 30, 2010, and Amendment No. 3 to Loan and Security Agreement dated as of March 25, 2010, and as such agreement may be further amended, restated or modified from time to time, the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

B.
Borrower has informed Bank that it desires modifications to the Loan Agreement to modify the covenant structure and make certain other changes to the Loan Agreement, in each case as more fully set forth in this Amendment.

C.
Subject to the representations and warranties of Borrower and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement and to make the changes set forth in this Amendment.

Agreement
Now, therefore, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.	Amendments to Loan Agreement.

1.1
Sections 2.1.2 (Letters of Credit Sublimit), 2.1.3 (Foreign Exchange Sublimit) and 2.1.4 (Cash Management Services Sublimit). Sections 2.1.2, 2.1.3, and 2.1.4 of the Loan Agreement are hereby deleted from the Loan Agreement.

2.2	Section 2.2 (Overadvances). Section 2.2 of the Loan Agreement is amended in its entirety to read as follows:
“2.2    Overadvances. If, at any time, (X) the Dollar Equivalent of the aggregate outstanding principal amount of Advances exceeds the lesser of the Revolving Line and the Borrowing Base, or (Y) the sum of all Obligations under (i) this Agreement and (ii) the EXIM Loan Agreement exceeds $10,000,000, then Borrower shall immediately pay to Bank in cash such excess.”

1.3	Section 2.4(b) (Letter of Credit Fee). Section 2.4(b) of the Loan Agreement is amended in its entirety to read as follows:
“        (b)    EXIM Renewal Fee. A facility fee of $50,000 (the “EXIM Facility Fee”), which fee shall be fully earned, non-refundable, due, and payable on March 25, 2012”

1.4	Section 2.4(c) (Unused Revolving Line Facility Fee). Section 2.4(c) of the Loan Agreement is amended in its entirety to read as follows:
“        (c)    Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to 0.50% per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank's obligation to make loans and advances hereunder;”

1.5	Section 2.4(d) (Collateral Monitoring Fee). Section 2.4(d) of the Loan Agreement is amended in its entirety to read as follows:

“        (d)    Collateral Monitoring Fee. A monthly collateral monitoring fee of $850 per month (the “Collateral Monitoring Fee”) payable in arrears on the last calendar day of each month if there was any principal or interest outstanding under the Revolving Line during the month;”

1.6	Section 4.1 (Grant of Security Interest). Section 4.1 of the Loan Agreement is amended by appending the following to the end of that section:
“Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank's Lien in this Agreement). Borrower agrees that, unless otherwise agreed in writing signed by Bank and Borrower, the security interest granted herein by Borrower shall survive the termination of this Agreement and shall terminate only upon the termination of all Bank Services Agreements.”

1.7	Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a) of the Loan Agreement is amended in its entirety to read as follows:
“        (a)    Monthly, within 30 days after the last day of each month, a duly completed Transaction Report Signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date), provided that such Transaction Report shall be due weekly if there is any principal or interest outstanding under the Revolving Line”

1.8
Section 6.2 (Financial Statements, Reports, Certificates). The “and” at the end of Section 6.2(h) of the Loan Agreement is deleted, the “.” at the end of Section 6.2(i) of the Loan Agreement is replaced by “; and”, and a new Section 6.2(j) is added to the Loan Agreement as follows:

“        (j)     monthly, as soon as available but no later than five days following Borrower's receipt of each, complete copies of all account statements for accounts maintained with Wells Fargo Bank.”

1.9	Sections 6.3(c)(ii) (Application of Payment). Section 6.3(c)(ii) of the Loan Agreement is amended in its entirety to read as follows:
“            (ii)    Application of Payments. Subject to Section 9.4, Bank will apply proceeds of Borrower's Accounts received by Bank (the “Collections”) towards the Obligations and will turn over any excess amounts to the Borrower.”

1.10	Section 6.8 (Financial Covenants). Section 6.8 of the Loan Agreement is amended in its entirety to read as follows:

“	(a) Liquidity. Measured as of the end of each month, Liquidity of not less than $3,500,000.
(b)    Minimum Quarterly EBITDA. Measured as of the end of each fiscal quarter indicated below, aggregate EBITDA for such fiscal quarter of not less than the following:

Quarter Ending	Minimum Quarterly EBITDA
December 31, 2011	$(1,000,000)
March 31, 2012	$(500,000)
June 30, 2012	$(500,000)
September 29, 2012	$(250,000)
December 29, 2012	$—
March 30, 2013	$250,000
June 30, 2013 and thereafter	$500,000

1.11	Section 8.10 (Guaranty). Section 8.10 of the Loan Agreement is amended in its entirety to read as follows:
“8.10    Guaranty. (a) Any Guarantor's guaranty of any Obligations terminates or ceases for any reason to be in full force and effect (other than as a result of the Anticipated Liquidations); (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.4, 8.5, 8.7, or 8.8. occurs with respect to any Guarantor, (d) the liquidation, winding up, or termination of existence of any Guarantor (other than as part of the Anticipated Liquidations); or (e) (i) a material impairment in the perfection or priority of Bank's Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the business, operation, condition (financial or otherwise), or the prospect of repayment of the Obligations occurs with respect to any Guarantor.”

1.12	Section 9.1 (Rights and Remedies). Sections 9.1(c) and (d) of the Loan Agreement are amended in their entirety to read as follows:
“        (c)    for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to 105% of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;
(d)    terminate any FX Contracts;”

1.13	Section 12.8 (Survival). Section 12.8 of the Loan Agreement is amended in its entirety and replaced by the following:
“12.8    Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements, and the obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.“

1.14	Section 12.11 (Termination Prior to Revolving Maturity Date). A new Section 12.11 is added to the Loan Agreement as follows:
“12.11    Termination Prior to Revolving Line Maturity Date. This Agreement may be terminated by Borrower as provided in Section 2.1.1(b). Notwithstanding any termination of this Agreement, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations and until the termination of all Bank Services Agreements. If this Agreement is terminated at Borrower's election or at Bank's election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to one percent (1.0%) of the Revolving Line, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Bank.”

1.15
Section 13 (Definitions). The following definitions in Section 13 of the Loan Agreement are hereby deleted from that Section: “Asset Based Threshold,” “Cash Management Services,” “FX Business Day,” “FX Forward Contract,” “FX Reduction Amount,” “FX Reserve,” “LC Application,” “LC Reserve,” and “Settlement Date.”

1.16
Section 13 (Definitions). The following definitions are hereby: (a) to the extent already defined in Section 13.2 of the Loan Agreement, amended in their entirety to read as follows, and (b) to the extent not already defined in that Section, added to Section 13.2 of the Loan Agreement:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, in either case minus (b) the Dollar Equivalent of the outstanding principal balance of any Advances (including EXIM Advances).”
““Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank's various agreements related thereto (each, a “Bank Services Agreement”).”
““Bank Services Agreement” is defined in the definition of Bank Services.”
““Business Day” is any day that is not a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close, except that if any determination of a “Business Day” shall relate to a FX Contract, the term “Business Day” shall mean a day on which dealings are carried on in the country of settlement of the applicable Foreign Currency.”

““Credit Extension” is any Advance, EXIM Advance, or any other extension of credit by Bank for Borrower's benefit under this Agreement.”
““EXIM Facility Fee” is defined in Section 2.4(b).”
““FX Contract” is is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”
““Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.”
““Liquidity” means, on any date, (1) Domestic Cash plus (2) the Availability Amount then available to Borrower.”
““Loan Documents” are, collectively, this Agreement, the EX-IM Loan Documents, the Perfection Certificates, the IP Agreement, any Bank Services Agreements, any note, or notes or guaranties executed by Borrower or any Guarantor, any other present or future agreement between Borrower or any Guarantor (or among any Guarantors) for the benefit of Bank (whether or not in connection with this Agreement), all as amended, restated, or otherwise modified.”
““Obligations” is Borrower's obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower's duties under the Loan Documents.”
““Perfection Certificate” means each original Perfection Certificate delivered by Borrower or a Guarantor to Bank as described in Section 5.1 of the Loan Agreement or in connection with such Guarantor's delivery of documentation to Bank causing such Subsidiary to become a guarantor of the Obligations as provided in Section 6.13 of this Agreement, as updated by each additional Perfection Certificate delivered by Borrower or such Guarantor to Bank, and accepted by Bank, prior to February 6, 2012, and the Perfection Certificates of Borrower and Guarantors delivered to Bank in accordance with, and accepted by Bank to satisfy the conditions precedent in, Section 5 of that certain Amendment No. 1 to Loan and Security Agreement dated as of February 6, 2012, that amends the EX-IM Loan Agreement.”

1.17
Exhibit C to Loan Agreement (Form of Compliance Certificate). Exhibit C to the Loan Agreement is hereby amended in its entirety by deleting it and replacing it with Exhibit C attached to this Amendment.

2.	Borrower's Representations and Warranties.

2.1	Borrower represents and warrants that:

(a)
immediately upon giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and (ii) no Event of Default has occurred and is continuing;

(b)	Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)
the certificate of incorporation, bylaws, and other organizational documents of Borrower (i) delivered to Bank in connection with the execution of this Amendment, are true, accurate and complete and continue to be in full force and effect and (ii) delivered to Bank in connection with the execution of the Loan Agreement (except to the extent updates thereof have been delivered to Bank in connection with the execution of this Amendment), remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)
the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e)
this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights; and

(f)
as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

2.2
Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the representations and warranties in Section 2.1, and agrees that such reliance is reasonable and appropriate.

3.
Limitation. The amendments set forth in Section 1 shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect. All other Loan Documents shall continue in full force and effect. This Amendment is a Loan Document.

4.	Effectiveness. This Amendment shall become effective upon the satisfaction of all of the following conditions precedent:

4.1
Amendment Execution. Borrower and Bank shall have duly executed and delivered this Amendment and that certain Amendment No. 1 to Loan and Security Agreement (EX-IM Loan Facility) dated as of even date herewith;

4.2	Reaffirmation of Guaranty. Each Guarantor shall have duly executed and delivered to Bank the Reaffirmation of Unconditional Secured Guaranty substantially in the form of Exhibit A to this Amendment.

4.3	Bank Expenses. Borrower shall have paid all Bank Expenses incurred through the date of this Amendment.

5.
Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6.
Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7.
Governing Law; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[Remainder of page intentionally left blank - signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to Loan and Security Agreement to be executed as of the Amendment Date.

Borrower:	Adept Technology, Inc.
a Delaware corporation
By:    /s/ Lisa M. Cummins_____
Printed Name:     Lisa M. Cummins
Title:     Senior Vice President, Finance &
Chief Financial Officer

Bank:	Silicon Valley Bank

By: /s/ Elisa Sun
Printed Name: Elisa Sun
Title: Relationship Manager

Exhibit A

Reaffirmation of Unconditional Secured Guaranty
(Amendment No. 4)
This Reaffirmation of Unconditional Secured Guaranty (Amendment No. 4) is entered into as of February 6, 2012, by the undersigned guarantors (the “Guarantors”) in favor of Silicon Valley Bank (“Bank”).

Whereas,
Guarantors executed and delivered to Bank that certain Unconditional Secured Guaranty dated as of May 1, 2009 (the “Guaranty”), with respect to the obligations of Adept Technology, Inc. (“Borrower”) under that certain Loan and Security Agreement dated as of May 1, 2009 by and between Borrower and Bank (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

Whereas,
Borrower and Bank have now agreed to amend the Loan Agreement to modify the covenant structure andmake certain other changes to the Loan Agreement, as described more fully in that certain Amendment No. 4 to Loan and Security Agreement dated as of the date hereof (the “Amendment”).

Now, therefore, for valuable consideration, receipt of which is acknowledged, Guarantors hereby agree as follows:

1.
Reaffirmation of Guaranty. Guarantors jointly and severally hereby ratify and reaffirm their own and each other's obligations under the Guaranty and agree that Guaranty secures the obligations under the EXIM Loan Agreement, that the obligations under the EXIM Loan Agreement are obligations under the Loan Agreement, and that nothing contained in the Amendment shall impair Guarantors joint or several obligations under the Guaranty or Bank's rights under the Guaranty.

2.
Continuing Effect and Absence of Defenses. Each Guarantor acknowledges that the Guaranty is still in full force and effect and that no Guarantor has any defenses, other than actual payment of the guaranteed obligations, to enforcement of the Guaranty. Each Guarantor waives any and all defenses to enforcement of the Guaranty that might otherwise be available as a result of the Amendment.

[Remainder of page intentionally left blank - signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation of Unconditional Secured Guaranty (Amendment No. 4) to be executed as of the date first noted above.

ADEPT TECHNOLOGY INTERNATIONAL, LTD., a California corporation By:/s/ Lisa M. Cummins Printed Name:Lisa M. Cummins Title:Chief Financial Officer	ADEPT TECHNOLOGY HOLDINGS, INC., a Delaware corporation By:/s/ Lisa M. Cummins Printed Name:Lisa M. Cummins Title:Chief Financial Officer
ADEPT TECHNOLOGY CANADA HOLDING CO., a Nova Scotia unlimited liability company By:/s/ Lisa M. Cummins Printed Name:Lisa M. Cummins Title:Chief Financial Officer	ADEPT TECHNOLOGY CANADA CO., a Nova Scotia unlimited liability company By:/s/ Lisa M. Cummins Printed Name:Lisa M. Cummins Title:Chief Financial Officer
ADEPT INMOTX, INC., a Delaware corporation By:/s/ Lisa M. Cummins Printed Name:Lisa M. Cummins Title:Chief Financial Officer	ADEPT MOBILEROBOTS LLC, a Delaware limited liability company By:/s/ Lisa M. Cummins Printed Name:Lisa M. Cummins Title:Chief Financial Officer

EXHIBIT B INTENTIONALLY OMITTED

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

TO:        Silicon Valley Bank                    Date:
FROM:     Adept Technology, Inc.

The undersigned authorized officer of Adept Technology, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement dated as of May 1, 2009, by and between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that the financial statements included within these documents are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Transaction Report (incl. A/R & AP Agings)	Weekly*, otherwise Monthly, within 30 days	Yes No
Company prepared financial statement	Monthly, within 30 days	Yes No
Compliance Certificate	Monthly, within 30 days	Yes No
Wells Fargo Bank Statements	Monthly, as soon as available	Yes No
Invoices representing ≥ 10% all outstanding EXIM Eligible Foreign Accounts (as reported at such quarter-end)	Quarterly, within 30 days	Yes No
Invoices representing ≥ 10% of EXIM Export Orders for such quarter	Quarterly, within 30 days	Yes No
Audited Financial Statements	Annually, within 120 days of FYE	Yes No
Board approved financial projections etc.	Annually, upon board approval	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
* weekly Transaction Report only required if there is any principal or interest outstanding under the Revolving Line.
The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)
_________________________________________________________________________________________
_________________________________________________________________________________________

Financial Covenants	Required	Actual	Complies
Maintain at all times:
Liquidity	≥ 3,500,000	$_________	Yes No
Minimum Quarterly EBITDA (tested quarterly)
December 31, 2011≥ $(1,000,000)
March 31, 2012≥ $(550,000)
June 30, 2012≥ $(500,000)
September 29, 2012≥ $(250,000)
December 29, 2012≥ $0
March 30, 2013≥ $ 250,000
June 30, 2013 and thereafter≥ $ 500,000
		$_________	Yes No

The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note")__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Adept Technology, Inc. By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date: _________________________

Verified: ________________________
authorized signer
Date: _________________________

Compliance Status:Yes No